Exhibit (3)b
BY-LAWS OF
KIMBERLY-CLARK CORPORATION
As Amended Through May 19, 2025
CAPITAL STOCK
1.CERTIFICATES
The shares of the corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every stockholder shall be entitled to have a certificate in such form as the Board shall from time to time approve, signed by any two authorized officers of the corporation, including, without limitation, the Chairman of the Board, a Vice Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him. Any of or all the signatures on the certificate and the corporate seal may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. While the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.
2.RECORD OWNERSHIP
The name and address of the holder of each certificate, the number of shares represented thereby, and the date of issuance thereof shall be recorded in the corporation's books and records. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.
3.TRANSFER
Transfer of stock shall be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefor and a written assignment of the shares evidenced thereby.
4.LOST CERTIFICATES
Any person claiming a stock certificate in lieu of one lost or destroyed shall give the corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss or destruction. He shall also, if required by the Board, give the corporation a bond or other indemnification, in such form as may be approved by the Board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

5.TRANSFER AGENT; REGISTRAR
The corporation shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of stock of the corporation shall be transferable. The corporation shall also maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The same entity may be both transfer agent and registrar.
6.RECORD DATE; CLOSING TRANSFER BOOKS
So that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action (except as otherwise expressly provided in these By-Laws), the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date, (1) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, unless otherwise required by law, shall not be more than sixty days nor less than ten days before the date of such meeting, and (2) in the case of any other action, not more than sixty days before such other action, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to take such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
MEETINGS OF STOCKHOLDERS
7.ANNUAL
The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on the third Thursday in April in each year, or on such other day, which shall not be a legal holiday, as shall be determined by the Board. The annual meeting shall be held at such place and hour, within or without the State of Delaware, as shall be determined by the Board. The day, place and hour of each annual meeting shall be specified in the notice of the annual meeting. In accordance with the provisions of applicable law, the Board acting by resolution may postpone, cancel or reschedule any previously scheduled annual meeting of stockholders.
8.SPECIAL
Special meetings of stockholders, unless otherwise provided by law, may be called at any time as specified in Section (3) of Article VI of the Certificate of Incorporation. Any such call must specify the matter or matters to be acted upon at such meeting, each of which must be a proper subject for stockholder action under applicable law. Any stockholder of record seeking to request the calling of a special meeting of stockholders shall first deliver to the Secretary a notice and request to fix a record date for purposes of determining stockholders entitled to request such meeting in writing, and the Board shall promptly but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date, which record date shall be fixed in accordance with these By-Laws and applicable law; provided that, if no record date is set by the Board within ten days of the date on which such notice and request is delivered to the Secretary, the record date for determining stockholders entitled to request such special meeting shall be deemed to be the first date on which such notice and request to fix a record date for purposes of determining stockholders entitled to request such special meeting was delivered to the Secretary.
In order for a special meeting of stockholders to be called by the Chairman of the Board or the Secretary pursuant to Section (3)(iv) of Article VI of the Certificate of Incorporation, one or more written requests for a special meeting of stockholders must be signed by the stockholder or stockholders owning (as defined in By-Law 11(A)(4)) not less than fifteen percent (15%) in voting power of the issued and outstanding shares of capital stock as of the record date fixed in accordance with the immediately preceding paragraph. The requests shall be delivered to the Secretary at the principal executive offices of the corporation by registered mail, return receipt requested. Each request shall set forth: (a) as to the stockholder(s) requesting the special meeting of stockholders (1) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the request is being made; (2) the class or series and number of shares of stock of the corporation which are held of record or are beneficially owned by such stockholder and such beneficial owner, if any; (3) a representation that the stockholder is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nominations or other business; (4) any derivative positions held or beneficially held by the stockholder and the beneficial owner, if any, and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to maintain, increase or decrease the voting power of, such stockholder and the beneficial owner, if any; (5) any rights to dividends on the shares of stock of the corporation directly or indirectly owned by such stockholder and the beneficial owner, if any, that are separated or separable from the underlying shares of stock of the corporation; (6) any performance-related fees (other than an asset-based fee) that such stockholder and the beneficial owner, if any, are entitled to based on any increase or decrease in the value of shares of the corporation or any derivative position, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's or beneficial owner's, if any, immediate family sharing the same household (and the information in clauses (2) and (4) through (6) shall be supplemented by such stockholder, and the beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date); (7) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder; (8) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or, in the case of a nominee, to holders of at least 50% in voting power of the shares of stock of the corporation entitled to vote generally in the election of directors, and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (9) any material interest of the stockholder or any such beneficial owner in the election of directors or business proposed to be conducted at the special meeting; and (10) the reasons for conducting such election of directors or business at a special meeting of stockholders; (b) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (2) a description of all arrangements or understandings between the stockholder and the beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (3) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such stockholder and the beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (5) such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and, (c) as to any other business proposal contained in the stockholder's request for a special meeting (1) a brief description of the business desired to be brought before the special meeting of stockholders; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment); and (3) and the reasons for conducting such business at the special meeting.
A stockholder may revoke a request for a special meeting at any time by written revocation, and if, following such revocation, there are un- revoked requests from stockholders holding in the aggregate less than the requisite number of shares of stock entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. For purposes of this By-Law 8, written revocation shall mean delivering a notice of revocation to the Secretary or a Public Announcement (as hereinafter defined) that the stockholders who submitted the request for a special meeting hold in the aggregate less than the requisite number of shares of stock entitling the stockholders to request the calling of a special meeting.
A special meeting requested by stockholders shall not be held if (1) the stockholder request to call a special meeting relates to an item of business that is not a proper subject for stockholder action under applicable law; (2) the Board has called or calls for a meeting of stockholders and the purpose or purposes of such meeting include (among any other matters properly brought before the meeting) the purpose or purposes specified in the request; (3) the request is received by the corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (4) an identical or substantially similar item was presented at any meeting of stockholders held within 120 days prior to receipt by the corporation of such request; or (5) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received by the corporation which included the purpose or purposes specified in the request.
The Secretary shall determine in good faith whether the requirements set forth in this By-Law 8 have been satisfied. Any such determination shall be binding on the corporation and its stockholders.
The business conducted at a special meeting shall be limited to the purpose or purposes set forth in the notice of such meeting, provided that the Board may submit its own proposal or proposals for consideration at a stockholder-called special meeting. The Board shall determine the place, date and time of any stockholder-called special meeting. Special meetings shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board and set forth in the notice of meeting. In the event no such place has been fixed, special meetings shall be held at the offices of the corporation located in Dallas County, Texas. In accordance with the provisions of applicable law, the Board acting by resolution may postpone, cancel or reschedule any previously scheduled special meeting of stockholders.
9.NOTICE
Written notice (or notice by means of electronic transmission to the extent permitted by law) of every meeting of stockholders, stating the place, day, hour and, for special meetings of stockholders, the purpose or purposes thereof, shall, except when otherwise required by law, be mailed at least ten, but not more than sixty days before such meeting to each stockholder of record entitled to vote thereat.
10.QUORUM
The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise required by law. In the event of lack of a quorum, the chairman of the meeting or a majority of the voting power of the shares of capital stock present in person or represented by proxy may adjourn or recess the meeting from time to time without notice other than announcement at the meeting until a quorum shall be obtained. At any adjourned or recessed meeting at which there is a quorum, any business may be transacted which might have been properly transacted at the meeting originally called. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business properly brought before the meeting until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
11.CONDUCT OF MEETINGS; NOTICE OF STOCKHOLDER BUSINESS
(a)The Chief Executive Officer, or in his absence such other officer as may be designated by the Board, shall be the chairman of the meeting at stockholders' meetings. The Secretary of the corporation shall be the secretary at stockholders' meetings but in his absence the chairman of the meeting may appoint a secretary for the meeting. The opening and closing of the polls for matters upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Subject to any rules and regulations as adopted by the Board, any meeting of stockholders may be adjourned or recessed for any reason by the chairman of the meeting. At any adjourned or recessed meeting, the corporation may transact any business which might have been properly transacted at the original meeting.
(b)At any annual or special meeting of the stockholders, only such nominations of persons for election to the Board and other business shall be conducted as shall have been properly brought before the meeting in accordance with these By-Laws. To be properly brought before an annual or special meeting, such nominations and other business must (1) be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly be brought before the meeting by or at the direction of the Board or any committee thereof, (3) otherwise properly be brought before the meeting by a stockholder of the corporation who was a stockholder of record at the time the notice provided for in this By-Law 11 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth in this By-Law 11 or (4) with respect to a qualifying nomination of a Stockholder Nominee at an annual meeting pursuant to a Proxy Access Notice submitted by an Eligible Stockholder, be properly brought in compliance with By-Law 11A.

(c)(1)    For business (other than the nomination or election of directors) to be properly requested to be brought before an annual meeting of stockholders by a stockholder, such stockholder must deliver written notice of such stockholder's intent to bring the business before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary. In the case of an annual meeting, such notice must be received by the Secretary not less than 75 days nor more than 100 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which Public Announcement of the date of such meeting is first made. In no event shall an adjournment or recess of an annual meeting, or the postponement of an annual meeting the date of which has been announced by the corporation, commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.
(2)Notwithstanding anything to the contrary in this By-Law 11, only such business (other than the nomination or election of directors properly brought in accordance with Section (e) of this By-Law 11) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.
(3)A stockholder’s notice to the Secretary required by this By-Law 11 to properly bring business (other than the nomination or election of directors) before an annual meeting shall set forth, (a) as to the stockholder giving the notice and the Stockholder Associated Person (as defined below), if any, (i) the name and address of the stockholder intending to propose such business and any Stockholder Associated Person covered by Section (c) of this By-Law 11; (ii) the class or series and number of shares of stock of the corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities, and a representation that the stockholder, or the Stockholder Associated Person, if any, is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; (iii) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to maintain, increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities; (iv) any rights to dividends on the shares of stock of the corporation directly or indirectly owned by such stockholder and any Stockholder Associated Person that are separated or separable from the underlying shares of stock of the corporation; (v) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or any derivative position, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or the Stockholder Associated Person's, if any, immediate family sharing the same household (and the information in clauses (ii) through (v) shall be supplemented by such stockholder and the Stockholder Associated Person, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date); and (vi) a representation whether the stockholder or the Stockholder Associated Person, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal; and, (b) as to the business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment); and (iii) any other information relating to such stockholder and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section (c) shall be deemed satisfied by a stockholder with respect to business other than the nomination or election of directors if the stockholder has notified the corporation of his intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. No business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this By-Law 11. Except as otherwise required by law, each of the Chairman of the Board, the Board or the chairman of the meeting shall have the power to determine whether business was proposed in accordance with the procedures in this By-Law 11. The chairman of the meeting shall, if the facts warrant, declare to the meeting that business was not properly brought before the meeting in accordance with the provisions hereof and that such business shall not be transacted.
(d)For nominations of persons for election to the Board to be properly brought before an annual meeting of stockholders, such stockholder's notice must be timely. To be timely such notice shall be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary, and received by the corporation, not less than 75 days nor more than 100 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior Public Announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such Public Announcement was made, whichever first occurs. A stockholder’s notice to the Secretary required by Section (4) of Article VIII of the Certificate of Incorporation and this By-Law 11 for nominations of persons for election to the Board at an annual meeting shall set forth, (1) as to the stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf the notice is given (i) the name and address of the stockholder intending to propose such nominations and any Stockholder Associated Person covered by Section (d) of this By-Law 11; (ii) the class or series and number of shares of stock of the corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities, and a representation that the stockholder is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nominations; (iii) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to maintain, increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities; (iv) any rights to dividends on the shares of stock of the corporation directly or indirectly owned by such stockholder or Stockholder Associated Person, if any, that are separated or separable from the underlying shares of stock of the corporation; (v) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person, if any, is entitled to based on any increase or decrease in the value of shares of the corporation or any derivative position, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or Stockholder Associated Person's, if any, immediate family sharing the same household (and the information in clauses (ii) through (v) shall be supplemented by such stockholder and the Stockholder Associated Person, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date); (vi) any other information relating to such stockholder and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (vii) a representation whether the stockholder or the Stockholder Associated Person, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least 50% in voting power of the shares of stock of the corporation entitled to vote generally in the election of directors, and/or (B) otherwise to solicit proxies from stockholders in support of such nominations; and (2) as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board, (i) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such stockholder and the Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (v) such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. Except as otherwise required by law, each of the Chairman of the Board, the Board or the chairman of the meeting shall have the power to determine whether a nomination was made in accordance with the procedures in this By-Law 11. The chairman of the meeting shall, if the facts warrant, declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and that such nomination shall be disregarded.
“Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person. “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(e)Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or stockholders pursuant to By-Law 8 hereof or (2) provided that the Board or stockholders pursuant to By-Law 8 hereof has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this By-Law is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this By-Law 11. In the event that a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice, containing the information set forth in Section (d) of this By-Law 11, shall be delivered to the Secretary at the principal executive offices of the corporation not less than 75 days nor more than 100 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior Public Announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such Public Announcement was made, whichever first occurs. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(f)Notwithstanding anything to the contrary contained in By-Law 8, this By-Law 11 or By-Law 11A, only such persons who are nominated in accordance with both the procedures set forth in Section (4) of Article VIII of the Certificate of Incorporation or Section (3) of Article VI of the Certificate of Incorporation and this By-Law 11, By-Law 11A or By-Law 8, as applicable, shall be eligible to be elected at any annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law 11, By-Law 11A or By-Law 8, as applicable. Notwithstanding the foregoing provisions of this By-Law 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-Law 11 and By-Law 11A; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-Laws, and compliance with these By-Laws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this By-Law 11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
11A. INCLUSION OF STOCKHOLDER DIRECTOR NOMINATIONS IN THE CORPORATION’S PROXY MATERIALS
    Subject to the terms and conditions set forth in these By-Laws, the corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfy the requirements of this By-Law 11A, including qualifying as an Eligible Stockholder (as defined in paragraph (D) below) and that expressly elects at the time of providing the written notice required by this By-Law 11A (a “Proxy Access Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this By-Law 11A. For the purposes of this By-Law 11A:
(1) “Voting Stock” shall mean outstanding shares of capital stock of the corporation entitled to vote generally for the election of Directors;
(2) “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (D) below) or qualifying as an Eligible Stockholder (as defined in paragraph (D) below);
(3) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and
(4) a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder's or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than 10% of the proportionate value of such index. A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in either case is revocable at any time by the stockholder; provided, that in the case of loaned shares, such shares are recalled within five (5) business days of being notified that the stockholder’s Stockholder Nominee shall be included in the proxy materials for the relevant annual meeting and such shares remain recalled (and otherwise “owned” as defined herein) through the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
(A)     For purposes of this By-Law 11A, the “Required Information” that the corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (F) below). The corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the corporation with respect to the foregoing.
(B)    To be timely, a stockholder’s Proxy Access Notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Proxy Access Notice to be timely must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which Public Announcement of the date of such meeting is first made. In no event shall an adjournment or recess of an annual meeting, or postponement of an annual meeting, the date of which has been announced by the corporation, commence a new time period for the giving of a Proxy Access Notice.
(C)    The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this By-Law 11A but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty (20) percent of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this By-Law 11A (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:
(1)the number of such director candidates for which the corporation shall have received one or more valid stockholder notices nominating director candidates pursuant to By-Law 11;
(2)the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one; and
(3)the number of directors in office that will be included in the corporation’s proxy materials with respect to such annual meeting for whom access to the corporation’s proxy materials was previously provided pursuant to this By-Law 11A, other than any such director referred to in this clause (3) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms;
provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this By-Law 11A exceeds the Permitted Number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one (1) Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(D)    (An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this By-Law 11A, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are part of the same family of funds or sponsored by the same employer (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (D), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this By-Law 11A. No shares may be attributed to more than one group constituting an Eligible Stockholder under this By-Law 11A (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (D), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).
(E)    No later than the final date when a Proxy Access Notice pursuant to this By-Law 11A may be timely delivered to the Secretary of the corporation, an Eligible Stockholder (including each Constituent Holder) must provide the information required by Section (4) of Article VIII of the Certificate of Incorporation and By-Law 11(d) to the Secretary of the corporation and also provide the following information in writing to the Secretary:
(1)with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;
(2)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3 year) holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:
(a)within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and
(b)immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;
(3)a representation that such person:
(a)acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent;
(b)has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this By-Law 11A;
(c)has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(d)will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and
(e)will provide facts, statements and other information in all communications with the corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this By-Law 11A;
(4)in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(5)an undertaking that such person agrees to:
(a)assume all liability stemming from, and indemnify and hold harmless the corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder (including such person) provided to the corporation; and
(b)file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.
In addition, no later than the final date when a Proxy Access Notice pursuant to this By-Law 11A may be timely delivered to the Secretary of the corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund are either part of the same family of funds or sponsored by the same employer. In order to be considered timely, any information required by this By-Law 11A to be provided to the corporation must be supplemented (by delivery to the Secretary of the corporation) (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the corporation relating to any defect.
(F)    The Eligible Stockholder may provide to the Secretary of the corporation, at the time the information required by this By-Law 11A is originally provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this By-Law 11A, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(G)    No later than the final date when a Proxy Access Notice pursuant to this By-Law 11A may be timely delivered to the Secretary of the corporation, each Stockholder Nominee must provide the information required by Section (4) of Article VIII of the Certificate of Incorporation and By-Law 11(d) and also:
(1)provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee:
(a)consents to being named in the corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the corporation if elected;
(b)agrees, if elected, to adhere to the corporation’s Corporate Governance Policies and Code of Conduct and any other publicly available corporation policies and guidelines applicable to directors; and
(c)is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the corporation, or any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the corporation;
(2)complete, sign and submit all questionnaires required of the corporation’s directors generally; and
(3)provide such additional information as necessary to permit the Board of Directors to determine if any of the matters referred to in paragraph (I) below apply and to determine if such Stockholder Nominee has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s Corporate Governance Policies or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.
In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the corporation relating to any such defect.
(H)    Any Stockholder Nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this By-Law 11A or any other provision of these By-Laws, the corporation’s Certificate of Incorporation or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.
(I)    The corporation shall not be required to include, pursuant to this By-Law 11A, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation:

(1)who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the Board of Directors;
(2)whose service as a member of the Board of Directors would violate or cause the corporation to be in violation of these By-Laws, the corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable law, rule or regulation;
(3)if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this By-Law 11A or any agreement, representation or undertaking required by this Section; or
(4)if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.
For the purposes of this paragraph (I), clauses (1) and (2) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this By-Law 11A of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (4) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (3) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this By-Law 11A of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).
12.VOTING
Except as otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders, each holder of shares of capital stock of the corporation entitled to vote at such meeting shall, as to all matters in respect of which such shares have voting rights, be entitled to one vote in person or by written proxy for each share held of record by him. No vote upon any matter, except the election of directors or the amendment of the Certificate of Incorporation, is required to be by ballot unless demanded by the holders of at least 10% of the voting power of the shares of capital stock represented in person or by proxy and entitled to vote at the meeting. All motions to introduce a matter for a vote by the stockholders at a meeting thereof, except for nominations for election as directors recommended by the Nominating and Corporate Governance Committee and approved by the Board, shall be seconded prior to a vote thereon by the stockholders.
A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.
The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.
Except as provided in Section (5) of Article VIII of the Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this By-Law 12, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. All questions presented to the stockholders (other than the election of directors) at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.
13.INSPECTORS OF ELECTION
The Chief Executive Officer or the Secretary shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Chief Executive Officer or the Secretary may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.
The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the number of shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The inspectors shall determine the validity of and count the proxies and ballots in accordance with applicable law.
14.LIST OF STOCKHOLDERS
The corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the stockholders' meeting (arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder). Nothing in this By-Law 14 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. Such list shall be produced and kept during the whole time of the meeting in accordance with the General Corporation Law of the State of Delaware. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are stockholders entitled to inspect such list or to vote in person or by proxy at any meeting of stockholders.

BOARD OF DIRECTORS
15.RESIGNATION
A director may resign at any time by giving written notice to the corporation. Such notice shall be delivered to the Chief Executive Officer or the Secretary. Such resignation shall take effect upon delivery or at any later date or time specified therein, or any date or time determined upon the happening of an event or events specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice.
If an incumbent director who is nominated for re-election to the Board does not receive sufficient votes “for” to be elected in accordance with By-Law 12, the incumbent director shall promptly tender his resignation to the Board. The Nominating and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his successor is duly elected, or his earlier resignation or removal. If a director’s resignation is accepted by the Board pursuant to this By-Law 15, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section (5) of Article VIII of the Certificate of Incorporation or may decrease the size of the Board pursuant to the provisions of Section (2) of Article VIII of the Certificate of Incorporation.
16.ANNUAL MEETING
A meeting of the Board, to be known as the annual Board meeting, shall be held promptly after the annual meeting of the stockholders, at such place and at such time as shall be designated in the call thereof. The annual Board meeting shall be held for the purpose of organizing the Board, electing officers, and transacting any other business that may properly come before the meeting.
17.REGULAR MEETINGS
Regular meetings of the Board may be held without call or notice at such place and at such time as shall be fixed by the Board.
18.SPECIAL MEETINGS
Special meetings of the Board may be called by the Chairman of the Board, the Lead Director or the Chief Executive Officer, and shall be called by the Secretary upon the request in writing of not less than a majority of the directors then in office. Special meetings of the Board may be held at such place and at such time as shall be designated in the call thereof. Notice of special meetings of the Board shall either be mailed by the Chief Executive Officer or the Secretary to each director at least three days before the meeting, or served upon, or sent by electronic transmission by the Chief Executive Officer or the Secretary to, each director at least one day before the meeting, but during an emergency as defined in By-Law 20, notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or private or public electronic means. Unless required by law, the notice need not state the purpose or purposes of the meeting.

19.TELEPHONIC MEETINGS
Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
20.QUORUM
Except during the existence of an emergency and except as otherwise provided in these By-Laws or in the Certificate of Incorporation, one- third of the total number of directors, as fixed pursuant to Section (2) of Article VIII of the Certificate of Incorporation, shall constitute a quorum for the transaction of business. During the existence of an emergency, three directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at any meeting of the Board during an emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting. Subject to the provisions of the Certificate of Incorporation, the action of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board. In the event of lack of a quorum, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been properly transacted at the meeting originally called.
An “emergency” for the purpose of these By-Laws shall be any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action.
21.ACTION WITHOUT MEETING
Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than sixty days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
22.ORGANIZATION
The Chairman of the Board, or in his absence the Lead Director or another director chosen by the Board, shall act as chairman at meetings of the Board. The Secretary of the corporation shall act as secretary at meetings of the Board but in his absence the chairman of the meeting may appoint a secretary for the meeting.
23.COMPENSATION
The compensation of directors for services as directors and as members of committees of the Board shall be as fixed by the Board from time to time. The compensation, if any, of the directors need not be uniform as between directors and the compensation, if any, of the members of the committees of the Board need not be uniform either as between members of a committee or as between committees. The Board shall provide for reimbursing the directors for expenses incurred in attending meetings of the Board or committees thereof.
Any director may also serve the corporation in any other capacity and receive compensation, including fees and expenses, for such service.
24.INDEPENDENT DIRECTORS
The nomination of an individual to serve as a member of the Board shall be such that immediately after the election of such nominee to the Board a majority of all directors holding office shall, in the determination of the Board, be independent directors.
COMMITTEES OF THE BOARD
25.STANDING AND OTHER COMMITTEES
The directors shall from time to time designate an Audit Committee, a Management Development and Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee, each of which shall have and may exercise the powers of the Board in the direction of the business and affairs of the corporation in respect to the matters and to the extent hereinafter set forth, subject to the power of the Board to assign from time to time to any such committees or to any other committees such powers in respect to specific matters as the Board may deem desirable. These four committees shall be the standing committees of the corporation. The Board may designate such other committees as it from time to time may deem appropriate; the powers of each such committee shall be limited to those specified in the resolution designating the committee. The corporation elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware.
26.PROCEDURE AND COMMITTEE CHARTERS
Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority shall be necessary to constitute a quorum, unless otherwise provided by these By-Laws. Each committee shall keep minutes of its meetings. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all the members consent thereto in writing, or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. All action by each committee shall be reported to the Board. The Audit, Compensation, and Nominating and Corporate Governance Committees shall each adopt, subject to the approval of the Board, a committee charter that identifies the responsibilities and processes of such committee.
27.EXECUTIVE COMMITTEE
The Executive Committee shall consist of three or more members including, by virtue of his office, the Chief Executive Officer. The Board shall select the other members of the Committee from among the directors and shall designate the Chairman thereof.
The Executive Committee, when the Board is not in session, shall have and may exercise all of the powers of the Board to direct the business and the affairs of the corporation, including but not limited to the power to declare dividends and to authorize the issuance of stock, except the powers hereinafter in these By-Laws assigned to any other standing committee and except to the extent, if any, that the authority of the Committee may be limited in any respect by law, by the Certificate of Incorporation or by these By-Laws.

28.ALTERNATES; VACANCIES IN COMMITTEES
The Board may designate one or more directors as alternate members of any committee. Alternate members shall serve, in the order in which the Board shall determine, when one or more members of the committee shall be absent or disqualified. Alternate members may attend committee meetings as observers, without the right to vote when all members are present; when fewer than all are present, only an alternate member serving in the place of an absent or disqualified member shall have the right to vote. If no alternate is available, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member. All members of all committees (including Chairmen) shall serve at the pleasure of the Board. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.
OFFICERS
29.DESIGNATION; ELECTION; QUALIFICATION; TERM
Each year at the annual Board meeting the directors shall elect a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer. From time to time the Board may also elect or appoint a Vice Chairman of the Board or Vice Chairmen of the Board, a President, such Executive, Senior or other Vice Presidents as it may deem appropriate, a Chief Financial Officer, and such other officers, including a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it may deem appropriate. The Chief Executive Officer may appoint any officers of the corporation not required to be elected by the Board, as he may deem appropriate. The Chairman of the Board, the Chief Executive Officer, and any Vice Chairman of the Board must be directors; no other officer need be a director. Any number of offices may be held by the same person. The term of each officer, whenever elected or appointed, shall be until the election or appointment (as the case may be) and qualification of his successor or until his earlier resignation or removal.
30.DUTIES
The officers shall have such powers and perform such duties as are prescribed in these By-Laws, or, in the case of an officer whose powers and duties are not so prescribed, as may be assigned by the Board or delegated by or through the Chief Executive Officer.
31.RESIGNATION; REMOVAL; VACANCIES
Any officer may resign at any time by giving notice in writing to the corporation addressed to the Chief Executive Officer or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice. Any officer may be removed by the Board at any time with or without cause. Any appointed officer may be removed by the Chief Executive Officer at any time with or without cause. A vacancy in any office may be filled by the Board, and a vacancy in any appointed office may be filled by the Chief Executive Officer, for the unexpired portion of the term.
32.CHIEF EXECUTIVE OFFICER
The Chief Executive Officer of the corporation shall be elected by the Board. Subject to the Board, he shall be in general and active charge, control and supervision over the management and direction of the business, property and affairs of the corporation. He shall keep the Board fully informed, and shall freely consult it, concerning the business of the corporation in his charge.

He shall, subject to these By-Laws, have authority to:
(i)appoint or approve the appointment of employees to various posts and positions in the corporation bearing titles designated or approved by him and to prescribe their authority and duties, which may include the authority to appoint subordinates to various other posts and positions; and
(ii)remove or approve the removal of employees so appointed; and
(iii)sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee of the corporation shall be expressly authorized and directed by law, or by the Board, or by these By-Laws. Unless otherwise provided by law, or by these By-Laws, or by the Board, he may authorize in a writing filed with the Secretary, any officer, employee, or agent of the corporation to sign, execute and acknowledge, on behalf of the corporation and in his place and stead, any or all such documents and instruments.
He shall have such other authority and perform such other duties as are incident to the office of Chief Executive Officer and as may be prescribed from time to time by the Board and these By-Laws.
33.CHAIRMAN OF THE BOARD, VICE CHAIRMAN OF THE BOARD AND PRESIDENT
The Chairman of the Board, any Vice Chairman of the Board and the President, each acting alone, shall have authority to sign, execute and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or by the Chief Executive Officer or by these By-Laws. Each shall have such additional powers and perform such additional duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.
34.VICE PRESIDENTS
Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.
Each Executive Vice President shall have authority to sign, execute and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or by the Chief Executive Officer, or by these By-Laws.
35.CHIEF FINANCIAL OFFICER
The Chief Financial Officer shall:
(i)be the principal financial officer of the corporation and have responsibility for all financial affairs of the corporation; and
(ii)protect the cash, securities, receivables and other financial resources of the corporation, have responsibility for investment, receipt, custody and disbursement of such resources, and establish policies for granting credit to customers; and

(iii)maintain the creditworthiness of the corporation; and
(iv)negotiate and procure capital required by the corporation, including long-term debt and equity, maintain adequate sources for the corporation's short-term financing requirements and maintain banking relationships; and
(v)administer the accounting policies of the corporation and the internal controls with respect to its financial affairs; and
(vi)supervise the corporation's books of account, and have access to all records, including the Secretary's records; and
(vii)in general, have such other powers and perform such other duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.
36.CONTROLLER
The Controller shall:
(i)be the principal accounting officer of the corporation; and
(ii)have custody and charge of the corporation's books of account, and have access to all records, including the Secretary's and the Treasurer's records, for purpose of obtaining information necessary to verify or complete the records of the Controller's office; and
(iii)implement the internal controls with respect to the financial affairs of the corporation; and
(iv)in general, have such other powers and perform such other duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.
37.SECRETARY
The Secretary shall:
(i)attend and keep the minutes of all meetings of the stockholders, the Board, and of such committees as the Board may direct; and
(ii)have custody of the corporate seal and all corporate records (including transfer books and stock ledgers), contracts, papers, instruments, documents and books of the corporation except those required to be kept by other officers under these By-Laws; and
(iii)sign on behalf of the corporation such documents and instruments as require his signature when approved in accordance with these By-Laws, and to such documents he shall affix the corporate seal when necessary and may do so when he deems it desirable; and (iv) see that notices are given and records and reports are properly kept and filed by the corporation as required by these By-Laws or as required by law; and
(iv)in general, have such other powers and perform such other duties as are incident to the office of Secretary and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.

38.TREASURER
The Treasurer shall:
(i)receive and sign receipts for all moneys paid to the corporation and shall deposit the same in the name and to the credit of the corporation in authorized banks or depositories; and
(ii)when necessary or desirable, endorse for collection on behalf of the corporation all checks, drafts, notes and other obligations payable to it; and
(iii)disburse the funds of the corporation only upon vouchers duly processed and under such rules and regulations as the Board may from time to time adopt; and
(iv)keep full and accurate accounts of the transactions of his office in books belonging to the corporation; and
(v)render as the Board may direct an account of the transactions of his office; and
(vi)in general, have such other powers and perform such other duties as are incident to the office of Treasurer and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.
MISCELLANEOUS
39.OFFICES
Except as otherwise provided in the Certificate of Incorporation, the registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent in charge thereof shall be The Corporation Trust Company. The corporation may have such other offices as the Board may from time to time determine. The books of the corporation may be kept outside the State of Delaware.
40.SEAL
The corporation's seal shall be circular in form with “KIMBERLY-CLARK CORPORATION - DELAWARE” around the periphery and “1928 - CORPORATE SEAL” within.
41.FISCAL YEAR
The fiscal year of the corporation shall begin on January 1 of each year.
42.ANNUAL REPORT
At least fifteen days in advance of the annual meeting of stockholders, but not later than three months after the close of the fiscal year, the Board shall publish and submit to the stockholders a consolidated balance sheet of the corporation and its consolidated subsidiaries as of the end of the previous fiscal year and the related consolidated income and cash flow statements of the corporation and its consolidated subsidiaries for the previous fiscal year.
43.INDEMNIFICATION OF DIRECTORS AND OFFICERS
The corporation shall:

(i)indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or witness, or is threatened to be made a party or witness, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against all liability, loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; and
(ii)indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or witness, or is threatened to be made a party or witness, or is otherwise involved in, any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against all liability, loss suffered and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The corporation shall be required to indemnify an indemnitee under (i) and (ii) above in connection with an action, suit or proceeding (or part thereof) initiated by such indemnitee against the corporation or any of its directors, officers or employees only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board. Notwithstanding the foregoing, the corporation shall be required to indemnify an indemnitee in connection with a proceeding seeking to enforce rights under this By-Law 43 without the authorization of the Board to the extent that such proceeding is successful on the merits. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (i) and (ii), or in defense of any claim, issue or matter therein, he shall be indemnified, to the fullest extent not prohibited by applicable law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
Any indemnification under subsections (i) and (ii) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (i) and (ii). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.
Expenses (including attorneys' fees) incurred by any current or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation, to the fullest extent permitted by applicable law, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this By-Law.
The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this By-Law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses shall be entitled, or may hereafter acquire, under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
The corporation's obligation, if any, to indemnify and advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity (including service with respect to employee benefit plans) shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.
The Board may authorize and direct that insurance be purchased and maintained on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this By-Law.
Any repeal or modification of the provisions of this By-Law 43 shall be prospective only and shall not adversely affect any right or protection hereunder of a director or officer of the corporation in respect of any action, suit or proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or relating to any acts or omissions occurring prior to such repeal or modification.
This By-Law 43 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than directors and officers of the corporation when and as authorized by appropriate corporate action.
44.RELIANCE ON RECORDS
Each director, each member of any committee designated by the Board, and each officer, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinion, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board, or by any other person as to matters the director, member or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

45.INSPECTION OF BOOKS
The directors shall determine from time to time whether, and, to what extent and at what times and places and under what conditions and regulations the accounts and other books and records of the corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.
46.TRANSACTIONS WITH THE CORPORATION
No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(i)the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii)the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(iii)the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.
No other contract or transaction in which a director or officer has an interest and which may, under law, be authorized, approved or ratified by the Board, a committee thereof, or the stockholders shall be void or voidable if authorized, approved or ratified by the body which under law may authorize, approve or ratify such contract or transaction.
47.RATIFICATION
Any transaction questioned in any stockholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board or by the stockholders in case less than a quorum of directors is qualified; and, if so ratified, to the fullest extent permitted by law, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect to such questioned transaction.
48.VOTING OF STOCKS
Unless otherwise ordered by the Board, any one of the Chief Executive Officer, the Chairman of the Board, the President, any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President shall have full power and authority, on behalf of the corporation, to consent to or approve of any action by, and to attend, act and vote at any meeting of stockholders or equity holders of, any company in which the corporation may hold shares of stock or other interests, and in giving such consent or approval or at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.
49.NOTICE
Any notice which the corporation is required to give under these By-Laws may be given personally or it may be given in writing by depositing the notice in the post office or letter box in a postpaid envelope directed to such address as appears on the books of the corporation or by electronic transmission in accordance with applicable law. Such notice, if mailed, shall be deemed to be given at the time of mailing.
50.WAIVER OF NOTICE
Whenever any notice is required to be given, a waiver thereof in writing (or by electronic transmission in accordance with applicable law) whether before or after the time stated therein, shall be deemed equivalent thereto.
51.DISPENSING WITH NOTICE
No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.
52.FORUM FOR ADJUDICATION OF DISPUTES
Unless the corporation, in writing, selects or consents to the selection of an alternative fo-rum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, including the claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Restated Certificate of Incorporation or these By-Laws (as either may be amended from time to time), (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” (as that term is defined in Section 115 of the General Corporation Law of the State of Delaware), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware).
53.ENFORCEABILITY
If any provision of these By-Laws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these By-Laws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.
54.AMENDMENTS
Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed by the stockholders or by the Board.
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